UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

725 Cool Springs Boulevard, Suite 320
Franklin, Tennessee	37607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 25, 2021, Clover Health Investments, Corp. (the “Company”) issued a press release announcing that it had changed the previously announced redemption date of August 23, 2021, to a new redemption date of September 9, 2021, in connection with the redemption of its outstanding public warrants that were issued under the Warrant Agreement, dated as of April 21, 2020, by and between the Company (f/k/a Social Capital Hedosophia Holdings Corp. III) and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in the Company’s initial public offering. To date, over 90% of the outstanding public warrants have been exercised. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 shall constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description

99.1	Press release, dated August 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clover Health Investments, Corp.

Date:	August 25, 2021	By:	/s/ Gia Lee
		Name:	Gia Lee
		Title:	General Counsel and Corporate Secretary